UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2004

Globe Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Louisiana	0001136645	72-1498296
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4051 Veterans Blvd., Suite 100
Metairie, LA	70002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (504) 887-0057

____________________________________________________________
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On March 19, 2004, Globe Bancorp, Inc. issued a press release announcing the resignation of its President and Chief Executive Officer, Thomas J. Exnicios. The Press Release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a) and (b) - Not applicable

            (c) Exhibits

                        99.1  March 19, 2004 Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                GLOBE BANCORP, INC.
                                                                                                                Registrant

Date: March 19, 2004                                                                              By: /s/ Michael H. Bagot
                                                                                                                Michael H. Bagot
                                                                                                                Chairman of the Board

2

Exhibit No. 99.1
PRESS RELEASE

Contact information:
Globe Bancorp, Inc.
Joseph McCarthy, (504) 887-0057

Globe Bancorp, Inc. Announces the Resignation of Thomas J. Exnicios

METAIRIE, LA. --(BUSINESS WIRE)--March 19, 2004--Michael H. Bagot, Chairman of Globe Bancorp, Inc. (OTC BB: GLBP), the holding company for Globe Homestead Savings Bank, announced the resignation of Thomas J. Exnicios as President, CEO and as a member of its Board of Directors. Mr. Exnicios had been President of Globe Bancorp, Inc. since its inception in March of 2001 and of Globe Homestead Savings Bank since 1992.

Michael H. Bagot, Chairman of the Company, stated: "We at Globe Bancorp, Inc. thank Mr. Exnicios for his 15 years of service to Globe Homestead Savings Bank and to the Company and wish him well in his future endeavors."

Globe Bancorp, Inc. was formed on March 12, 2001 as a Louisiana corporation. We are the holding company for Globe Homestead Savings Bank. Our offices are located at 4051 Veterans Boulevard, Suite 100, Metairie, Louisiana 70002, and our telephone number is (504) 887-0057.